                                                                     EXHIBIT 4.2

         UNLESS AND UNTIL THIS GLOBAL NOTE IS EXCHANGED IN WHOLE OR IN PART FOR THE NOTES IN DEFINITIVE REGISTERED FORM, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE (AS DEFINED BELOW)) TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

         UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION FOR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                   GLOBAL NOTE
No. 2                                                         U.S. $200,000,000
CUSIP 817565AT1

                        SERVICE CORPORATION INTERNATIONAL

                              6.00% NOTES DUE 2005

         SERVICE CORPORATION INTERNATIONAL, a Texas corporation (the "Issuer"), for value received, hereby promises to pay to Cede & Co. or registered assigns, at the office or agency of the Issuer, the principal sum of $200,000,000 U.S. dollars on December 15, 2005 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest at an annual rate of 6.00% payable on June 15 and December 15 in each year, to the person in whose name the Note is registered at the close of business on the record date for such interest which shall be the preceding June 1 or December 1 (whether or not such record date is a Business Day (as defined in the Indenture)), respectively, commencing June 15, 1999, with interest on June 15, 1999 consisting of interest accrued from December 11, 1998.

         Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         The statements set forth in the legend set forth above are an integral part of the terms of this Note and by acceptance hereof the holder of this Note agrees to be subject to, and bound by, the terms and provisions set forth in each such legend, if any.

         This Global Note is issued in respect of an issue of an aggregate of U.S. $600,000,000 principal amount of 6.00% Notes due 2005 of the Issuer and is governed by the 1998 Senior Indenture dated as of December 11, 1998, duly executed and delivered by the Issuer to The Bank of New York, as Trustee (the "Trustee"), as supplemented by Board Resolutions (as defined in the Indenture) (such Indenture and Board Resolutions, collectively, the "Indenture"). The terms of the Indenture are incorporated herein by reference. This Global Note shall in all respects be entitled to the same benefits as definitive Notes under the Indenture.

         If and to the extent that any provision of the Indenture limits, qualifies, or conflicts with any other provision of the Indenture which is required to be included in the Indenture by any of Sections 310 to 317, inclusive, or is deemed applicable to the Indenture by virtue of the provisions, of the Trust Indenture Act of 1939, as amended, such required provision shall control.

         The Issuer hereby irrevocably undertakes to the holder hereof to exchange this Global Note in accordance with the terms of the Indenture without charge.

         This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been mutually signed by the Trustee under the Indenture.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

                                       SERVICE CORPORATION INTERNATIONAL


                                       By:
                                          -------------------------------------
                                                Todd A. Matherne
                                                Vice President and Treasurer
[Corporate Seal]

Attest:


-------------------------------------
Curtis G. Briggs
Assistant Secretary

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated: December 11, 1998

                                       THE BANK OF NEW YORK, as Trustee

                                       By:
                                          -------------------------------------
                                              Authorized Signatory

                             REVERSE OF GLOBAL NOTE

                        SERVICE CORPORATION INTERNATIONAL

                              6.00% NOTES DUE 2005


         This Global Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture, to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. This Global Note is one of a series designated as the 6.00% Notes due 2005 of the Issuer, limited in aggregate principal amount to $600,000,000.

         If an Event of Default (as defined in the Indenture) with respect to Securities of any series then Outstanding (as defined in the Indenture) occurs and is continuing, then and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the Holders (as defined in the Indenture) of not less than 25 percent in aggregate principal amount of the Securities of such series then Outstanding, by notice in writing to the Issuer (and to the Trustee if given by Holders), may declare the unpaid principal amount of all the Securities of such series and the interest, if any, accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. Notwithstanding the preceding sentence, however, if at any time after the unpaid principal amount of the Securities of such series shall have been so declared due and payable and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest, if any, upon all of the Securities of such series and the principal of any and all Securities of such series which shall have become due otherwise than by acceleration and the reasonable compensation, disbursements, expenses and advances of the Trustee, and any and all defaults under the Indenture, other than the nonpayment of such portion of the principal amount of and accrued interest, if any, on Securities of such series which shall become due by acceleration, shall have been cured or shall have been waived or provision deemed by the Trustee to be adequate shall have been made therefor -- then in every such case the Holders of a majority in aggregate principal amount of the Securities of such series then Outstanding, by written notice to the Issuer and to the Trustee, may rescind and annul such declaration and its consequences; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

         The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of any series affected, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of any interest thereon, change the coin or currency in which principal and interest are payable, or impair or affect the rights of any Holder to institute suit for the payment thereof, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, the Holders of 66-2/3% in aggregate principal amount then Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities, as the case may be) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or interest on any of the Securities of such series. Any such consent or waiver by the Holder of this Note (unless revoked or provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

         No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

         The Securities will be redeemable, in whole or in part, at the option of the Company at any time upon not less than 30 nor more than 60 days notice to each Holder of Securities, at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities and (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 15 basis points plus, in each case, accrued interest thereon to the date of redemption. Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Securities or portions thereof called for redemption.

         "Adjusted Treasury Rate" means, with respect to any date of redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

         "Comparable Treasury Price" means, with respect to any date of redemption, (i) the average of the Reference Treasury Dealer Quotations for such date of redemption, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

         "Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

         "Reference Treasury Dealer" means (i) each of Chase Securities Inc., J.P. Morgan Securities Inc., NationsBanc Montgomery Securities LLC and Warburg Dillon Read LLC, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such date of redemption.

         In the case of a partial redemption, the Company or the Trustee shall select the Securities or portions thereof for redemption by such method as the Company or the Trustee shall deem fair and appropriate. The Securities may be redeemed in part in multiples of $1,000 only.

         The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

         No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, past, present or future stockholder, officer or director, as such of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Security by the Holder and as part of the consideration for the issue of the Security.

         Interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each.

         This Note shall be construed in accordance with and governed by the laws of the State of Texas.

         Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.


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